Exhibit 5.1

June 9, 2021

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

Re:    Celsius Holdings, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Celsius Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an unspecified number of: (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (“Debt Securities”), (iv) depository shares representing shares of Preferred Stock (“Depositary Shares”) and (v) warrants to purchase shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (“Warrants” and, together with the Common Stock, Preferred Stock, Debt Securities and Depositary Shares, the “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Registration Statement, including the Prospectus contained therein;

2.	the Company’s Articles of Incorporation, as amended to the date hereof (the “Articles”);

3.	the Company’s Bylaws, as amended to the date hereof;

4.	certain resolutions adopted by the board of directors of the Company (the “Board”) with respect to the Registration Statement;

5.	the form of indenture included as an exhibit to the Registration Statement (as such indenture may be amended or supplemented from time to time, the “Indenture”); and

6.

such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Celsius Holdings, Inc.

June 9, 2021

As to matters of fact, we have relied upon the Documents and, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement (each, a “Purchase Agreement”) relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinion expressed in paragraph 3 below is subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) the securities or blue sky laws of any state to the offer or sale of the Securities and (iv) the antifraud provisions of the securities or other laws of any jurisdiction.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that, as of the date hereof:

(1)

With respect to the offer and sale of shares of Common Stock, assuming (a) an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, (b) the shares of Common Stock have been issued, delivered and paid for in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action and either in accordance with the applicable Purchase Agreement or upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, and (c) the total amounts and numbers of shares of Common Stock issued do not exceed the respective total amounts and numbers of shares (i) available under the Company’s Articles and (ii) authorized by the Board in connection with the offering contemplated by the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2)

With respect to shares of any series of Preferred Stock, assuming (a) a series of Preferred Stock has been duly established in accordance with the terms of the Articles and authorized by all necessary corporate action of the Company (including, without limitation, the adoption of a resolution establishing and designating the series and fixing and determining the voting powers, designations, preferences, limitations, restrictions and relative rights thereof and the filing of a certificate of designation with respect to the series with the Secretary of State of the State of Nevada), (b) an issuance of Preferred Stock of a designated series has been duly authorized by all necessary

Celsius Holdings, Inc.

June 9, 2021

corporate action of the Company, (c) the shares of Preferred Stock have been issued, delivered and paid for in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action and either in accordance with the applicable Purchase Agreement or upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, and (c) the total amounts and numbers of shares of Preferred Stock issued do not exceed the respective total amounts and numbers of shares (i) available under the Articles and (ii) authorized by the Board in connection with the offering contemplated by the applicable Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)

With respect to Debt Securities to be issued under an Indenture, assuming (a) the trustee has duly executed and delivered the applicable Indenture, (b) the applicable Indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Indenture) and duly executed and delivered by the Company, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such Indenture, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), and (e) the Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the provisions of the applicable Indenture and the applicable Purchase Agreement, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4)

With respect to the Depositary Shares, assuming (a) a deposit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by Board of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such deposit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Depositary Shares), (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with the depositary, and (d) the Depositary Shares have been duly executed, issued and delivered against payment therefor in accordance with such deposit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraph in this opinion letter with respect to our opinion regarding the Preferred Stock underlying the Depositary Shares), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)

With respect to any Warrants issued, assuming (a) a warrant agreement, if any, has been duly authorized by all necessary corporate actions of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Celsius Holdings, Inc.

June 9, 2021

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

GREENBERG TRAURIG, P.A.

By:	/s/ Paul Berkowitz, Esq.
Paul Berkowitz, Esq.